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                                                                       EXHIBIT 5

                            [BUTZEL LONG LETTERHEAD]

                                          Detroit Office
                                          June 4, 1998

Complete Business Solutions, Inc.
32605 West Twelve Mile Road
Farmington Hills, MI 48334-3339

            Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended for the registration of 9,113,568 shares of common stock, no par value (the "Shares") of Complete Business Solutions, Inc., a Michigan corporation (the "Company"). The Shares are to be issued in exchange for shares of common stock, no par value of Claremont Technology Group, Inc. ("Claremont") pursuant to an Agreement and Plan of Merger dated as of April 8, 1998 (the "Merger Agreement") by and among the Company, Claremont and CBSI Acquisition Corp. III, ("Sub") a wholly owned subsidiary of the Company and an Oregon corporation. The Merger Agreement provides for Sub to merge with and into Claremont (the "Merger") and for Claremont to survive the Merger as a wholly-owned subsidiary of the Company.

     We have acted as counsel for the Company in connection with the issuance of the Shares pursuant to the Merger. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     We express no opinion as to the applicability of, compliance with or effect of federal law or the law of any jurisdiction other than the State of Michigan.

     Based upon the foregoing, we are of the opinion that the Shares being issued by the Company have been duly authorized and, when issued in accordance with the Merger Agreement, will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related proxy statement/prospectus under the caption "Validity of Common Stock." In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the applicable rules.

     This opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

                                          Very truly yours,

                                          /s/ BUTZEL LONG

                                          Butzel Long